Exhibit 23.3

4890 Owen Ayres Ct. Suite 200 Eau Claire, WI 54701	715 832 3407 wipfli.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of PFS Bancorp, Inc. of our report dated March 3, 2023, on the consolidated financial statements of Peru Federal Savings Bank included in the Prospectus contained in such Amended Registration Statement and to the reference to us under the heading "Experts" in the Prospectus.

/s/ WIPFLI LLP

WIPFLI LLP

April 25, 2023

Eau Claire, Wisconsin